EXHIBIT 21.1

SUBSIDIARIES OF SOTHERLY HOTELS INC.

Name	Jurisdiction of Organization/Incorporation
Sotherly Hotels LP	Delaware
MHI Hospitality TRS, LLC	Delaware
MHI Hospitality TRS Holding, Inc.	Maryland
MHI Louisville TRS, LLC	Delaware
MHI Raleigh TRS, LLC	Delaware
SOHO Atlanta TRS, LLC	Delaware
MHI GP LLC	Delaware
Sotherly-Houston GP LLC	Delaware
Laurel Hotel Associates LLC	Maryland
MHI Laurel West LLC	Maryland
Philadelphia Hotel Associates LP	Pennsylvania
Brownestone Partners, LLC	North Carolina
Capitol Hotel Associates L.P., L.L.P.	Virginia
Savannah Hotel Associates LLC	Virginia
MHI Jacksonville LLC	Delaware
Louisville Hotel Associates, LLC	Delaware
MHI Hotel Investments Holdings, LLC	Delaware
MHI Hospitality TRS II, LLC	Delaware
Tampa Hotel Associates, LLC	Delaware
Hampton Hotel Associates, LLC	Delaware
Raleigh Hotel Associates, LLC	Delaware
Houston Hotel Associates L.P., L.L.P	Virginia
Houston Hotel Manager, LLC	Delaware
Houston Hotel Owner, LLC	Delaware
Atlanta Hotel Associates, LLC	Delaware
MHI Asset Recovery, LLC	Delaware
MHI Recovery Management Services, LLC	Delaware